NAKED BRAND GROUP INC. 2014 LONG-TERM INCENTIVE PLAN
OPTION AWARD AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made effective as of June 6, 2014 (the “Date of Grant”) between Naked Brand Group Inc., a Nevada corporation (the “Company”), and • (the “Participant”).

This Agreement sets forth the general terms and conditions of Options. By accepting the Options, the Participant agrees to the terms and conditions set forth in this Agreement and the Naked Brand Group Inc. 2014 Long-Term Incentive Plan (the “LTIP”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the LTIP.

1. Grant of the Award. Subject to the provisions of this Agreement and the LTIP, the Company hereby grants to the Participant the right and option (the “Option”) to purchase • Common Shares at a per-share exercise price equal to the fair market value of a share of the Company’s Common Shares on the Date of Grant of •. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company pursuant to the • agreement, dated •, between the Participant and the Company (the •).

2. Nature of the Options. The Option shall be intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the maximum extent permissible under the limits contained in Section 422 of the Code, and any portion of the Option that is in excess of the limits contained in Section 422 of the Code on the grant date shall be granted as a “non-qualified stock option.” Any portion of the Option granted as a non-qualified stock option shall contain an “early exercise” feature pursuant to Section 7(d) of the LTIP, which shall provide the Participant with the right (but not the obligation) to immediately exercise such portion of the Option for shares of common stock of the Company that shall be subject to the same vesting schedule as the underlying stock options.

3. Vesting Schedule. Subject to earlier termination in accordance with the LTIP or this Agreement, the Option shall vest and become exercisable in equal monthly installments over • years from, subject to the Participant’s continued employment through the applicable vesting date, unless previously vested or cancelled in accordance with the provisions of the LTIP or this Agreement (each applicable date a “Scheduled Vesting Date”).

4. Term and Forfeiture. The Options shall expire and no longer be exercisable • years from the Date of Grant, subject to earlier termination in accordance with the LTIP or this Agreement. Notwithstanding anything in the LTIP, the • Agreement or this Agreement to the contrary, the Option shall be fully forfeited by the Participant in the event that the LTIP is not approved by the Company’s shareholders within 12 months of the date on which the LTIP was approved by the Board;

5. Termination Without Cause; Resignation for Good Reason. In the event that the Participant’s employment is terminated by the Company without Cause, or if the Participant resigns from her employment hereunder for Good Reason, and other than pursuant to Section 4(iii) of this Agreement, the Option shall vest in full and be non-forfeitable as of the date of termination.

6. Death; Disability. If the Participant’s employment with the Company terminates as a result of the Participant’s death or Disability, a portion of the Options shall vest such that, when combined with previously vested Options, an aggregate of 100% of the Options granted pursuant to this Agreement shall have vested. Any vested Options shall continue to be exercisable for a period of 180 days following the date of the Participant’s death or Disability (but in no event later than the expiration of the term of such Options as set forth herein). To the extent that any vested Options are not exercised within such 180-day period, such Options shall be cancelled and revert back to the Company for no consideration and the Participant or his estate, as applicable, shall have no further right or interest therein.

7. Termination of Employment for Cause; Resignation without Good Reason. If the Participant’s employment is terminated by the Company for Cause, or if the Participant resigns from her employment without Good Reason, and other than pursuant to Section 4(iii) of this Agreement, all further vesting of the Participant’s outstanding Options shall be immediately cancelled and revert back to the Company for no consideration, and the Participant shall have no further right or interest therein. Other than in cases of a termination pursuant to Section 4(iii) of this Agreement, any vested Options shall continue to be exercisable for a period of ninety (90) days following the date of such termination; provided, however, that if the date of such termination of the Participant’s employment falls on a date on which the Participant is prohibited, by Company policy in effect on such date, from engaging in transactions in the Company’s securities, such termination date shall be extended to the date that is ten (10) days after the first date that the Participant is permitted to engage in transactions in the Company’s securities under such Company policy (but in no event later than the expiration of the term of such Options as set forth herein). To the extent that any vested Options are not exercised within such period following termination of employment, such Options shall be cancelled and revert back to the Company for no consideration and the Participant shall have no further right or interest therein.

8. Change of Control. In the event of a Change of Control, prior to any Scheduled Vesting Date, to the extent the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for the Options on substantially the same terms and conditions, all vested and unvested Options shall become fully vested and exercisable in accordance with Section 9. To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the Options on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if within 24 months following the date of a Change of Control, the Participant’s employment with the Company is terminated without Cause or the Participant resigns for Good Reason, all of the Options shall become fully vested and exercisable in accordance with Section 9.

9. Method of Exercising Options.

(a) Notice of Exercise. Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company signed by the Participant and stating the number of Common Shares in respect of which the Options are being exercised. Such notice shall be accompanied by payment of the full purchase price. The date of exercise of the Options shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Section 9(b) are satisfied. Notwithstanding any other provision of this Agreement, the Participant may not exercise the Options and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. In no event shall the Options be exercisable for a fractional Common Share.

(b) Payment. In order to exercise the Options, the Participant may tender payment of the exercise price in full with, or in a combination of: (i) delivery of cash or cash equivalents, (ii) subject to all applicable laws, delivery of Common Shares already owned by the Participant that are fully vested and freely transferable by the Participant, (iii) by a combination of cash and shares; (iv) a net share settlement procedure pursuant to which the Company withholds the Common Shares subject to the Options, (v) a broker or (vi) by such other means as the Committee, in its discretion, may authorize.

(c) Limitation on Exercise. The Options shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “Act”) and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the Act and from qualification under such state “blue sky” laws is available.

(d) Section 83(b) Election. If, following the exercise of any or all of the Option, the Participant makes an election under Section 83(b) of the Code to be taxed with respect to any restricted stock as of the date of transfer of the restricted stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83 of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

10. Nontransferability of Options. To the extent the Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, it shall not be transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by her. To the extent the Option qualifies as a “non-qualified stock option”, it shall be not be transferable by the Participant, in whole or in part, other than by the Participant to an estate planning vehicle, including any trust solely for the benefit of the Participant and her family members, or to a designated beneficiary by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order.

11. Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Options until the Participant becomes a holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

12. No Entitlements.

(a) No Right to Continued Employment. This Agreement does not constitute an employment agreement and nothing in the LTIP or this Agreement shall modify the terms of the Participant’s employment, including, without limitation, the Participant’s status as an “at will” employee of the Company, if applicable. None of the LTIP, the Agreement, the grant of Options, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of the Company, (ii) to interfere with or limit in any way the right of the Company to terminate the Participant’s employment at any time and for any reason or (iii) to give the Participant any right to be reemployed by the Company following a termination of employment for any reason.

(b) No Right to Future Awards. The Options and all other equity-based awards under the LTIP are discretionary. The Options do not confer on the Participant any right or entitlement to receive another grant of Options or any other equity-based award at any time in the future or in respect of any future period.

13. Taxes and Withholding. The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the exercise of the Options. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding of Common Shares that would otherwise be received by such individual upon the exercise of the Options. The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14. Securities Laws. The Company shall not be required to issue Common Shares in settlement of or otherwise pursuant to the Options unless and until (i) the Common Shares have been duly listed upon each stock exchange on which the Common Shares are then registered; (ii) a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares is then effective; and (iii) the issuance of the Common Shares would comply with such legal or regulatory provisions of such countries or jurisdictions outside the United States as may be applicable in respect of the Options. In connection with the grant or vesting of the Options, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

15. Qualification as an Incentive Stock Option. It is understood that this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Date of Grant. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

16. Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Date of Grant or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

17. Miscellaneous Provisions.

(a) Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the headquarters of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications. Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d) Incorporation of LTIP; Entire Agreement. This Agreement and the Options shall be subject to the LTIP, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the LTIP and this Agreement, the LTIP shall govern. This Agreement and the LTIP constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. The Participant acknowledges receipt of the LTIP, and represents that he is familiar with its terms and provisions.

(e) Amendments. Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent. Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to the Options without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Options are not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 15 of the LTIP. Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant in accordance with Section 17(a) of this Agreement of any such amendment, modification or termination as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Options in any manner that is consistent with the LTIP and approved by the Committee.

(f) Section 409A of the Code. It is the intention and understanding of the parties that the Options granted under this Agreement do not provide for a deferral of compensation subject to Section 409A of the Code. This Agreement shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code or the regulations and guidance promulgated thereunder (“Section 409A”) in respect of any Options. Notwithstanding any other provision of this Agreement or the LTIP, if the Committee determines in good faith that any provision of the LTIP or this Agreement does not satisfy Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Committee may, in its sole discretion and without the consent of the Participant, modify such provision to the extent necessary or desirable to ensure compliance with Section 409A. Any such amendment shall maintain, to the extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. This Section 17(f) does not create an obligation on the part of the Company to modify the LTIP or this Agreement and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

(g) Successor. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 10.

(h) Choice of Law. Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (other than its conflict of law rules).

NAKED BRAND GROUP INC.

By: ____________________________
Name:
Title:

The undersigned hereby acknowledges having read the LTIP and this Agreement, and hereby agrees to be bound by all the provisions set forth in the LTIP and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

Name (Printed): ___________________________
Signature: _______________________________
Date: ___________________________________